Exhibit 99.2

[Bradford Bank]

Dear Member:

Bradford Bank is converting from the mutual holding company form of organization to the stock holding company form of organization.  In connection with our conversion, our new holding company, Bradford Bancorp, Inc., is offering shares of its common stock for sale in an initial public offering.  In addition to the shares offered in the initial public offering, Bradford Bancorp will be offering shares of its common stock to stockholders of Patapsco Bancorp, Inc. in connection with the merger of Patapsco Bancorp with Bradford Bancorp.  Patapsco Bancorp stockholders will be given the opportunity to exchange their shares for cash, Bradford Bancorp common stock, or a combination thereof.  We are converting so that Bradford Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

As part of the offering and in furtherance of Bradford Bank’s long-standing commitment to its local community, Bradford Bank intends to establish and fund, through a contribution of cash and shares of our common stock, a charitable foundation to be known as Bradford Bank Foundation. The foundation will be dedicated to the promotion of charitable purposes within the communities in which Bradford Bank operates.

To accomplish the conversion and establish and fund the foundation, your participation is extremely important.  On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and in favor of the foundation and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.”  If you have an IRA or other Qualified Retirement Plan account for which Bradford Bank acts as trustee, Bradford Bank, as trustee for such account, will vote in favor of the plan of conversion and in favor of the foundation on your behalf, unless we receive a proxy card or other satisfactory written instructions from you. If you have more than one account, you may receive more than one proxy.  Please vote by returning all proxy cards received.

If the plan of conversion is approved, let me assure you that:

•                        deposit accounts will continue to be federally insured to the fullest extent permitted by law;

•                        existing deposit accounts and loans will not undergo any change; and

•                        voting for approval of either the plan of conversion or the foundation will not obligate you to buy any shares of common stock.

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Bradford Bancorp, Inc. common stock on a priority basis before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Bradford Bank and Bradford Bancorp, Inc.   If you wish to subscribe for common stock, please complete the stock order and certification form and return it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Bradford Bank) to Bradford Bancorp, Inc. You may deliver your stock order form by mail using the enclosed “STOCK ORDER RETURN” envelope or by overnight delivery to the conversion center address indicated on the front of the stock order form.  Hand delivery of stock order forms may be made only to the conversion center of Bradford Bank located at 10100 Baltimore National Pike, Ellicott City, MD.  Stock order forms will not be accepted at any of our offices other than the conversion center.  Your order must be physically received (not postmarked) by Bradford Bank no later than 4:00 p.m., Eastern time, on XXXXXXXXXXXX.  Please read the prospectus carefully before making an investment decision.

If you wish to use funds in your IRA or other qualified plan at Bradford Bank to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Bradford Bank.  The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our conversion center at XXX-XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.  Please note that the conversion center will be closed from 12:00 noon Friday, August 31 through 12:00 noon Tuesday September 4, in observance of the Labor Day holiday.

Sincerely,

Dallas R. Arthur

President

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Bradford Bank, Bradford Bancorp, Inc., Bradford Bank MHC, Bradford Mid-Tier Company, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

[Bradford Bank]

Dear Friend of Bradford Bank:

Bradford Bank is converting from the mutual holding company form of organization to the stock holding company form of organization.  In connection with our conversion, our new holding company, Bradford Bancorp, Inc., is offering shares of its common stock for sale in an initial public offering.  In addition to the shares offered in the initial public offering, Bradford Bancorp will be offering shares of its common stock to stockholders of Patapsco Bancorp, Inc. in connection with the merger of Patapsco Bancorp with Bradford Bancorp.  Patapsco Bancorp stockholders will be given the opportunity to exchange their shares for cash, Bradford Bancorp common stock, or a combination thereof.  We are converting so that Bradford Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

As part of the offering and in furtherance of Bradford Bank’s long-standing commitment to its local community, Bradford Bank intends to establish and fund, through a contribution of cash and shares of our common stock, a charitable foundation to be known as Bradford Bank Foundation. The foundation will be dedicated to the promotion of charitable purposes within the communities in which Bradford Bank operates.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of Bradford Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Bradford Bank and Bradford Bancorp, Inc.  If you wish to subscribe for common stock, please complete the stock order and certification form and return it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Bradford Bank) to Bradford Bancorp, Inc. You may deliver your stock order form by mail using the enclosed “STOCK ORDER RETURN” envelope or by overnight delivery to the conversion center address indicated on the front of the stock order form.  Hand delivery of stock order forms may be made only to the conversion center of Bradford Bank located at 10100 Baltimore National Pike, Ellicott City, MD.  Stock order forms will not be accepted at any of our offices other than the conversion center.  Your order must be physically received (not postmarked) by Bradford Bank no later than 4:00 p.m., Eastern time, on xxxx, xxxx xx, 2007.  Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our conversion center at XXX-XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.  Please note that the conversion center will be closed from 12:00 noon Friday, August 31 through 12:00 noon Tuesday September 4, in observance of the Labor Day holiday.

Sincerely,

Dallas R. Arthur

President

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Bradford Bank, Bradford Bancorp, Inc., Bradford Bank MHC, Bradford Mid-Tier Company, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

[Bradford Bank]

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Bradford Bancorp, Inc.  We are raising capital to support Bradford Bank’s future growth.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the operations of Bradford Bank and Bradford Bancorp, Inc. and the proposed stock offering by Bradford Bancorp, Inc.  Please read it carefully before making an investment decision.

STOCK ORDER & CERTIFICATION FORM: Use this form to subscribe for common stock and return it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Bradford Bank), to Bradford Bancorp, Inc. You may deliver your stock order form by mail using the enclosed “STOCK ORDER RETURN” envelope or by overnight delivery to the conversion center address indicated on the front of the stock order form.  Hand delivery of stock order forms may be made only to the conversion center of Bradford Bank located at 10100 Baltimore National Pike, Ellicott City, MD.  Stock order forms will not be accepted at any of our offices other than the conversion center.  Your order must be physically received (not postmarked) by Bradford Bank no later than 4:00 p.m., Eastern time, on xxxxday, xxxx xx, 2007.

We are pleased to offer you this opportunity to become one of our shareholders.  If you have any questions regarding the stock offering or the prospectus, please call our conversion center at XXX-XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.  Please note that the conversion center will be closed from 12:00 noon Friday, August 31 through 12:00 noon Tuesday September 4, in observance of the Labor Day holiday.

Sincerely,

Dallas R. Arthur

President

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Bradford Bank, Bradford Bancorp, Inc., Bradford Bank MHC, Bradford Mid-Tier Company, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

[Sandler O’Neill & Partners, L.P.]

Dear Customer of Bradford Bank:

At the request of Bradford Bank, we have enclosed material regarding the offering of common stock of Bradford Bancorp, Inc.  These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Bradford Bancorp, Inc.

Please read the prospectus carefully before making an investment decision.  If you wish to subscribe for common stock, please complete the stock order and certification form and return it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Bradford Bank) to Bradford Bancorp, Inc. You may deliver your stock order form by mail using the enclosed “STOCK ORDER RETURN” envelope or by overnight delivery to the conversion center address indicated on the front of the stock order form.  Hand delivery of stock order forms may be made only to the conversion center of Bradford Bank located at 10100 Baltimore National Pike, Ellicott City, MD.  Stock order forms will not be accepted at any of our offices other than the conversion center.  Your order must be physically received (not postmarked) by Bradford Bank no later than 4:00 p.m., Eastern time, on XXXX,XXXX, 2007.  If you have any questions after reading the enclosed material, please call the conversion center at XXX-XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time, and ask for a Sandler O’Neill representative. Please note that the conversion center will be closed from 12:00 noon Friday, August 31 through 12:00 noon Tuesday September 4, in observance of the Labor Day holiday.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Bradford Bank, Bradford Bancorp, Inc., Bradford Bank MHC, Bradford Mid-Tier Company, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Enclosures

[COVER PAGE]

Questions & Answers About the Conversion

Bradford Bancorp, Inc.

Questions & Answers

About the Conversion

Bradford Bank is converting from the mutual holding company form of organization to the stock holding company form of organization subject to approval by the total number of outstanding votes eligible to be cast by members of Bradford Bank MHC at a Special Meeting of Members.  In connection with the conversion, Bradford Bank’s new holding company, Bradford Bancorp, Inc., is offering shares of its common stock for sale in an initial public offering.  In addition to the shares offered in the initial public offering, Bradford Bancorp will be offering shares of its common stock to stockholders of Patapsco Bancorp, Inc. in connection with the merger of Patapsco Bancorp with Bradford Bancorp.  Patapsco Bancorp stockholders will be given the opportunity to exchange their shares for cash, Bradford Bancorp common stock, or a combination thereof.

As part of the offering and in furtherance of Bradford Bank’s long-standing commitment to its local community, Bradford Bank intends to establish and fund, through a contribution of cash and shares of our common stock, a charitable foundation to be known as Bradford Bank Foundation. The foundation will be dedicated to the promotion of charitable purposes within the communities in which Bradford Bank operates.

Your vote is very important.   If you have more than one account, you may receive more than one proxy.  Please vote today by returning all proxy cards received.

Your Board of Directors urges you to vote “FOR” the conversion and return your proxy today.

Effect on Deposits and Loans

Q.                                   Will the conversion affect any of my deposit accounts or loans?

A.                                    No.  The conversion will have no effect on the balance or terms of any deposit account.  Your deposits will continue to be federally insured to the fullest extent permissible.  The terms, including interest rate, of your loans with us will also be unaffected by the conversion.

About Voting

Q.                                   Who is eligible to vote on the conversion?

A.                                    Members of Bradford Bank MHC as of the close of business on July 31, 2007 (the “Voting Record Date”).

Q.                                   How do I vote?

A.                                    You may vote by mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN.”  Should you choose to attend the Special Meeting of Members to be held on XXXXX, 2007, and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.                                   Am I required to vote?

A.                                   No.  Members are not required to vote.  However, because the conversion will produce a fundamental change in the Bank’s corporate structure, the Board of Directors encourages all members to vote.

Q.                                   Why did I receive several proxies?

A.                                    If you have more than one account you may have received more than one proxy, depending upon the ownership structure of your accounts.  Please vote, sign, date and return ALL proxy cards that you received.

Q.                                   Does my vote for the conversion mean that I must buy common stock of Bradford Bancorp, Inc.?

A.                                    No.  Voting for the plan of conversion does not obligate you to buy shares of common stock of Bradford Bancorp, Inc.

Q.                                   Are two signatures required on the proxy card for a joint account?

A.                                    Only one signature is required on a proxy card for a joint account.

Q.                                   Who must sign proxies for trust or custodian accounts?

A.                                    The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.                                   I am the executor (administrator) for a deceased depositor.  Can I sign the proxy card?

A.                                    Yes.  Please indicate on the card the capacity in which you are signing.

About The Common Stock

Investment in common stock involves certain risks.  For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.                                   Who can purchase stock?

A.                                    The common stock of Bradford Bancorp, Inc. will be offered in the subscription offering in the following order of priority:

1.                                       Eligible Account Holders - Persons with $50 or more on deposit as of December 31, 2005 at the following institutions:

•                                          Bradford Bank;

•                                          American Bank (provided the deposit account in American Bank was acquired by Bradford Bank pursuant to the Purchase Agreement by and between American Bank and Bradford Bank, dated June 7, 2006);

•                                          Valley Bank of Maryland;

•                                          Golden Prague Federal Savings and Loan Association; and

•                                          Senator Bank.

2.                                       Bradford Bancorp, Inc.’s employee stock ownership plan.

3.                                       Supplemental Eligible Account Holders - Persons with $50 or more on deposit as of June 30, 2007 at Bradford Bank.

4.                                       Other Members - Bradford Bank’s depositors as of __________, 2007, who are not eligible to subscribe for shares under categories 1 and 3, and borrowers of Bradford Bank as of December 14, 1987, borrowers of Golden Prague Federal Savings and Loan Association as of September 27, 1990 and borrowers of Senator Bank as of September 29, 1988 whose loans, in each case, continued to be outstanding with Bradford Bank at __________, 2007.

Upon completion of the subscription offering, common stock that is not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering and then, to the extent any shares remain, to the general public in a syndicated community offering and/or an underwritten public offering.

Q.                                   Am I guaranteed to receive shares by placing an order?

A.                                    No.  It is possible that orders received during the offering period will exceed the number of shares being sold.  Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders.  If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.                                   Will any account I hold with the Bank be converted into stock?

A.                                    No.  All accounts remain as they were prior to the conversion.

Q.                                   How many shares of stock are being offered, and at what price?

A.                                    Bradford Bancorp, Inc. is offering for sale a maximum of 8,050,000 shares of common stock at a subscription price of $10 per share. Under certain circumstances, Bradford Bancorp, Inc. may increase the maximum and sell up to 9,257,500 shares.

Q.                                   How much stock can I purchase?

A.                                    The minimum purchase is $250 (25 shares). As more fully discussed in the plan of conversion described in the prospectus, the maximum purchase by any person in the subscription (on a single account) or community offering is $100,000 (10,000 shares); no person by himself or herself, with an associate or group of persons acting in concert, may purchase more than $500,000 (50,000 shares) of common stock offered in the offering.

Q.                                   How do I order stock?

A.                                    You may subscribe for shares of common stock by completing and returning the stock order and certification form, together with your payment, either by mail using the enclosed “STOCK ORDER RETURN” envelope or by overnight delivery to the stock information center address indicated on the front of the stock order form.  Hand delivery of stock order forms may be made only to the conversion center of Bradford Bank located at 10100 Baltimore National Pike, Ellicott City, MD.  Stock order forms will not be accepted at any of our offices other than the conversion center.

Q.                                   How can I pay for my shares of stock?

A.                                    You can pay for the common stock by check, cash, money order or withdrawal from your deposit account at Bradford Bank.  Withdrawals from a deposit account or a certificate of deposit at the Bank to buy common stock may be made without penalty.  To use funds from accounts with check writing privileges, please submit a check payable directly to Bradford Bancorp, Inc.  If you choose to pay by cash, you must deliver the stock order and certification form and payment in person to any full service branch office of Bradford Bank and it will be converted to a bank check or money order.  Please do not send cash in the mail.

Q.                                   Can I borrow money from Bradford Bank to purchase the common stock?

A.                                    No.  Regulations prohibit the Bank from making loans to individuals to purchase the common stock.  You may not submit a check, or authorize a withdrawal, from funds drawn on a Bradford Bank line of credit.

Q.                                   When is the deadline to subscribe for stock?

A.                                    An executed stock order form with the required full payment must be physically received (not postmarked) by Bradford Bank no later than XXXXp.m., Eastern time on XXXXX,XXXXX, 2007.

Q.                                   Can I subscribe for shares using funds in my IRA at Bradford Bank?

A.                                    Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Bradford Bank.  To use such funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee.  Please call our conversion center if you require additional information. The transfer of such funds takes time, so please make arrangements as soon as possible.

Q.                                   Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.                                    No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Q.                                   Can I subscribe for shares in my name alone if I have a joint account?

A.                                    No.  A name can be deleted only in the event of the death of a named eligible depositor.

Q.                                   Will payments for common stock earn interest until the conversion closes?

A.                                    Yes. Any payment made in cash or by check or money order will earn interest at Bradford Bank’s statement savings account interest rate from the date of receipt to the completion or termination of the conversion.  Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.                                   Will dividends be paid on the stock?

A.                                    We have not determined whether we will pay a dividend on the common stock.  After the offering, we will consider a policy of paying regular cash dividends.

Q.                                   Will my stock be covered by deposit insurance?

A.                                    No.

Q.                                   Where will the stock be traded?

A.                                    Upon completion of the conversion, our shares of common stock will trade on the Nasdaq Global Market under the symbol “BRAD.”

Q.                                   Can I change my mind after I place an order to subscribe for stock?

A.                                    No.  After receipt, your order may not be modified or withdrawn.

Q.                                   What is the Bradford Bank Foundation?

A.                                   To continue our long-standing commitment to our local communities, we intend to establish a charitable foundation to be known as Bradford Bank Foundation as part of the conversion.  We will fund the foundation with $250,000 and 275,000 shares of our common stock issued in the conversion.  The foundation will make grants and donations to non-profit and community groups and projects located within our market area.

Additional Information

Q.                                   What if I have additional questions or require more information?

A.                                    Bradford Bank’s proxy statement and prospectus accompany this brochure and describe the conversion in detail.  Please read the proxy statement and prospectus carefully before voting or subscribing for stock.   If you have any questions after reading the enclosed material, you may call our conversion center at XXX-XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Additional material may only be obtained from the conversion center.  Please note that the conversion center will be closed from 12:00 noon Friday, August 31 through 12:00 noon Tuesday September 4, in observance of the Labor Day holiday.

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Bradford Bank, Bradford Bancorp, Inc., Bradford Bank MHC, Bradford Mid-Tier Company, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

[Bradford Bank]

Dear Member:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

Bradford Bank is converting from the mutual holding company form of organization to the stock holding company form of organization.  In connection with our conversion, our new holding company, Bradford Bancorp, Inc., is offering shares of its common stock for sale in an initial public offering.  In addition to the shares offered in the initial public offering, Bradford Bancorp will be offering shares of its common stock to stockholders of Patapsco Bancorp, Inc. in connection with the merger of Patapsco Bancorp with Bradford Bancorp.  Patapsco Bancorp stockholders will be given the opportunity to exchange their shares for cash, Bradford Bancorp common stock, or a combination thereof.  We are converting so that Bradford Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

As part of the offering and in furtherance of Bradford Bank’s long-standing commitment to its local community, Bradford Bank intends to establish and fund, through a contribution of cash and shares of our common stock, a charitable foundation to be known as Bradford Bank Foundation. The foundation will be dedicated to the promotion of charitable purposes within the communities in which Bradford Bank operates.

To accomplish the conversion and establish and fund the foundation, your participation is extremely important.  On behalf of the Board, I ask that you help us meet our goal by casting your vote in favor of the plan of conversion and in favor of the foundation and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have an IRA or other Qualified Retirement Plan account for which Bradford Bank acts as trustee, Bradford Bank, as trustee for such account, will vote in favor of the plan of conversion and in favor of the foundation on your behalf, unless we receive a proxy card or other satisfactory written instructions from you. If you have more than one account, you may receive more than one proxy.  Please vote by returning all proxy cards received.

If the plan of conversion is approved, let me assure you that:

•   deposit accounts will continue to be federally insured to the same extent permitted by law;

•   existing deposit accounts and loans will not undergo any change; and

•   voting for approval of either the plan of conversion or the foundation will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our conversion center at XXX-XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.  Please note that the conversion center will be closed from 12:00 noon Friday, August 31 through 12:00 noon Tuesday September 4, in observance of the Labor Day holiday.

Sincerely,

Dallas R. Arthur

President

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Bradford Bank, Bradford Bancorp, Inc., Bradford Bank MHC, Bradford Mid-Tier Company, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

PROXY REQUEST

[Logo]

WE NEED YOUR VOTE

Dear Member of Bradford Bank:

Your vote on our plan of conversion and on the charitable foundation has not yet been received.  Your vote is very important to us.  Please vote and mail the enclosed proxy today.  If you have more than one account, you may receive more than one proxy. Please complete and mail all proxies you receive.

Remember:  Voting does not obligate you to buy stock.  Your Board of Directors has approved the plan of conversion and the charitable foundation and urges you to vote in favor of both.  Your deposit accounts or loans with Bradford Bank will not be affected in any way.  Deposit accounts will continue to be federally insured to the legal maximum.

A postage-paid envelope is enclosed with the proxy card.  If you have any questions, please call our conversion center at

XXX-XXX-

Sincerely,

Dallas R. Arthur

President

If you have more than one account, you may receive more than one proxy.

Please vote today by returning all proxy cards received.